EXECUTIVE RETENTION AGREEMENT

This AGREEMENT is made as of May 14, 2010 (the “Effective Date”), by and between Novelos Therapeutics, Inc., a Delaware corporation (the “Company”), with its principal offices located at One Gateway Center, Suite 504, Newton, Massachusetts 02458, and ___________ (the “Employee”), an individual residing at _______________.

WITNESSETH

WHEREAS, the Employee has been employed by the Company since _____ and currently serves in the capacity of ______________ ;

WHEREAS, the Employee has performed his or her duties in a capable and efficient manner, resulting in substantial growth and progress to the Company;

WHEREAS, the Company desires to retain the services of the Employee; and

WHEREAS, the Company and the Employee desire to set forth the terms and conditions on which, from and after the Effective Date, the Employee is willing to continue in the employ of the Company if the Company will agree to pay to the Employee certain amounts, in accordance with the provisions and conditions hereinafter set forth, if the Employee’s service with the Company is terminated by the Company without Cause (as defined below) or by the Employee with Good Reason (as defined below) during the eighteen (18) month period following the Effective Date (the “Term”);

NOW THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Employee agree as follows:

1. Severance

1.1. Retention Payment.  On October 1, 2010 (the “Retention Measurement Date”), if the Employee is actively employed by the Company as of such date, the Company will pay to the Employee a lump sum retention payment in an aggregate amount equal to two (2) months’ salary in effect as of the Effective Date (the “Retention Payment”).  The Retention Payment shall be payable not later than the tenth day following the Retention Measurement Date.

1.2. Severance Benefit.  Upon termination of the Employee’s employment by the Company without Cause or by the Employee for Good Reason during the Term and so long as the Employee is actively employed by the Company at the time of such termination, the Company will pay to the Employee a lump sum severance payment in an aggregate amount (the “Severance Amount”) equal to the sum of (a) six (6) months’ salary in effect at the Effective Date plus (b) six (6) months’ payments for the Employee’s continuation of group health and dental benefits in effect at the time of such termination pursuant to COBRA under the Company’s health and dental plans; provided, however, that in the event the Employee shall have received a Retention Payment pursuant to Section 1.1 hereof at the time of such termination, then the Severance Amount payable to the Employee pursuant to this Section 1.2 shall be reduced by an amount equal to the amount of the Retention Payment.  The Severance Amount shall be payable not later than the tenth day following such termination upon delivery to the Company of a release of any and all claims against the Company, its officers, directors, stockholders, employees and agents in form reasonably satisfactory to the Company.

1.3. Unavailability of Benefit.  Other than benefits payable pursuant to Section 1.1 hereof, no benefits will be paid under this Agreement (a) if the Employee is employed by the Company as of the date that is eighteen (18) months after the Effective Date (the “Termination Date”) or (b) in the event of termination of the Employee’s employment by the Company for Cause or by the Employee without Good Reason.

1.4. Cause.  For purposes of this Agreement, termination for “Cause” shall mean any of the following:

(a) gross neglect of duties for which employed (other than on account of a medically determinable disability which renders the Employee incapable of performing such services);

(b) use of alcohol materially interfering with the performance of the Employee’s duties or use of illegal drugs;

(c) commission of any act constituting sexual or any other form of illegal harassment, discrimination or retaliation;

(d) commission of any fraud, misappropriation or embezzlement in the performance of the Employee’s duties;

(e) conviction or guilty or nolo plea of a felony or misdemeanor involving moral turpitude, dishonesty, theft, unethical or unlawful conduct; or

(f) willful action or failure to take action which is materially injurious to the Company.

1.5. Good Reason. For purposes of this Agreement, the term “Good Reason” shall mean any of the following:

(a) reduction of the Employee’s annual base salary; or

(b) relocation of the Employee’s principal place of employment to a location beyond 50 miles of Newton, Massachusetts.

2. Miscellaneous.

2.1. Term and Termination.  The term of this Agreement shall commence on the Effective Date and shall continue until the earliest to occur of (a) the payment of all Severance Amounts payable hereunder, (b) the Termination Date, and (c) termination by the parties’ mutual written agreement.

2.2. Independence of Agreement.  The benefits under this Agreement will be independent of, and in addition to, any other Agreement that may exist from time to time between the parties hereto, or any other compensation payable by the Company to the Employee, whether as salary, bonus or otherwise.  This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor will any provision hereof restrict the right of the Company to discharge the Employee, or restrict the right of the Employee to resign his or her employment.

2.3. Definition of “Person”.  For purposes of this Agreement, the term “Person” shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.

2.4. Withholding.  All payments made by the Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law.

2.5. Assignment; Successors and Assigns, etc.  Neither the Company nor the Employee may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party and without such consent any attempted transfer or assignment shall be null and of no effect; provided, however, that the Company may assign its rights under this Agreement without the consent of the Employee in the event either Company shall hereafter effect a reorganization, consolidate with or merge into any other Person, or transfer all or substantially all of its properties or assets to any other Person.  This Agreement shall inure to the benefit of and be binding upon the Company and the Employee, and their respective successors, executors, administrators, heirs and permitted assigns.  In the event of the Employee’s death prior to the completion by the Company of all payments due him or her under this Agreement, the Company shall continue such payments to the Employee’s beneficiary designated in writing to the Company prior to his or her death (or to his or her estate, if he or she fails to make such designation).

2.6. Enforceability.  If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

2.7. Waiver.  No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party.  The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

2.8. Notices.  Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by certified mail, postage prepaid, to the Company or the Employee at the respective address identified above or such other address as either party may designate in writing by notice to the other.

2.9. Amendment.  This Agreement may be amended or modified only by a written instrument signed by the Employee and by a duly authorized representative of the Company.

2.10. Counterparts; Facsimile Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement it shall not be necessary to produce more than one such counterpart.  A signature sent by telecopy or facsimile transmission shall be as valid and binding upon a party as an original signature of such party.

2.11. Governing Law.  This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of The Commonwealth of Massachusetts.

IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized officer, and by the Employee, as of the date first above written.

NOVELOS THERAPEUTICS, INC. By: ___________________ Name: Harry S. Palmin Title: Chief Executive Officer EMPLOYEE: ______________________ Name: Title: